Exhibit 99.1

D-Orbit S.p.A., a Market Leader in Space Logistics, to Combine with Breeze Holdings Acquisition Corp. and Become a Publicly Listed Company

A First Mover in Providing In-space Satellite Transportation for Commercial and Institutional Customers and in Demonstrating Satellite-as-a-Service Capabilities in Space

Six Missions to Date, Including Four Leveraging D-Orbit’s Proven ION Satellite Carrier

Members of The Charles F. Bolden Group, Founded by Former NASA Administrator and

U.S. Marine Corps Major General, to Join Board and Support Strategic and Operating Execution

Pro Forma for the Transaction, Combined Company to Have Approximately $185 Million (€163 Million) in Cash on the Balance Sheet

Combined Company Will Have an Estimated Enterprise Value of Approximately $1.28 Billion (€1.13 Billion)

Expected to be Listed on Nasdaq Capital Market Under the Ticker Symbol “DOBT” following Expected Transaction Close in Second or Third Quarter of 2022

FINO MORNASCO, Italy & IRVING, Texas, January 27, 2022 – D-Orbit S.p.A. (“D-Orbit” or the “Company”), an Italy-based and market leading space logistics and transportation company, today announced that it will become publicly listed through a business combination with Breeze Holdings Acquisition Corp. (NASDAQ: BREZ) (“Breeze Holdings”), a publicly traded special purpose acquisition company. The transaction values the Company at an enterprise value of approximately $1.28 billion (€1.13 billion) post-money.

In connection with the transaction and to help drive D-Orbit’s next phase of growth, Breeze Holdings and D-Orbit are partnering with The Charles F. Bolden Group (“The Bolden Group”), a consortium of leaders with extensive space and aerospace experience. The Bolden Group was founded in 2017 by Charles F. Bolden Jr., retired astronaut, Marine Corps Major General and the 12th Administrator of NASA, to foster leadership for the global advancement of science and security in the areas of Space/Aerospace Exploration; National Security; Science, Technology, Engineering, and Math + Art and Design (STEM+AD) Education; and Health Initiatives.

Space Logistics Provider and Infrastructure Pioneer

D-Orbit is a market leading provider of in-space satellite transportation for commercial and institutional customers and has demonstrated satellite-as-a-service capabilities in space. D-Orbit is incorporated as a Benefit Corporation and is also the first space company worldwide to be certified as a B Corporation (“B-Corp”), reinforcing that its purpose-driven mission benefits all stakeholders. As D-Orbit builds out its technology, its service capabilities will facilitate infrastructure for cleaner, safer and more sustainable use of space.

A Leader in Last-Mile Satellite Delivery

The Company has designed a flexible, cost-effective in-orbit satellite delivery solution, the ION Satellite Carrier (ION) that:

●	Positions satellites in-orbit faster, which can substantially reduce the time from launch to revenue generation for customers.

●	Deploys multiple satellite constellations in multiple orbits within a single mission, which can significantly reduce the cost of overall constellation deployment.

●	Enables customer satellites to ride on the first available launcher, resulting in a faster way to space.

●	Reduces the need for spare satellites through faster constellation replenishment.

●	Lowers manufacturing costs as it aggregates multiple payloads, which enables fewer launches, reducing overall propulsion costs.

●	Enables customers to optimize satellite constellations transporting their satellites into orbital positions not reachable today with standard rideshare launches.

Following its initial deployment, each ION joins a growing fleet of multi-purpose ION spacecraft to enable a variety of high–margin secondary missions, including in-orbit validation and demonstration capabilities, integrated satellite services, satellites for rent and provides the space cloud computing infrastructure.

D-Orbit is also developing additional capabilities, including those designed to support the emerging market for cloud edge computing. In October 2021, D-Orbit successfully completed a first orbital testing of its space cloud infrastructure designed to provide distributed high-performance data analytics computing and storage capabilities. The Company believes development of multiple iterations of the system will enable future ION Satellite Carriers to deliver in-orbit cloud based artificial intelligence computing services.

Following the closing of the transaction, D-Orbit will continue to be led by its founders Luca Rossettini, Ph.D., Chief Executive Officer and Renato Panesi, Ph.D., Chief Commercial Officer. The Company has an experienced management team, with several key executives having worked at multinational space, satellite and launch integrator companies. In addition, D-Orbit benefits from a deep bench of talent, including engineers and Ph.D. experts in fields such as propulsion, flight software, electronics, telecommunications, mechanics and other related industries.

In connection with the transaction and the partnership between The Bolden Group and Breeze Holdings, A. Ché Bolden, President and CEO of The Bolden Group and Renee Wynn, former NASA Chief Information Officer are anticipated to be on the Board of Directors of the publicly traded company.

Management Comments

“D-Orbit was founded with the mission to enable expansion in space and fuel the new space economy, and the transaction we are announcing today is an important step forward toward our goals,” said Dr. Luca Rossettini, CEO of D-Orbit. “We have made tremendous progress developing and proving our unique ION technology, as well as building a dedicated customer base to which we have provided last-mile satellite delivery and advanced infrastructure services for more than eight years. Today, we deliver complete end-to-end services, guarantee satellite deployment in requested orbits and reduce our customers’ time from launch to revenue generation. As the space economy continues to evolve, we are well positioned to capture growth opportunities by providing next-generation in-orbit services across the entire satellite lifecycle and beyond.”

Dr. Rossettini continued, “Partnering with Breeze and The Bolden Group provides us financial resources and experienced partners to help us as we accelerate investments in new solutions and provide high-margin service and support to the exponentially growing constellations of satellites. I look forward to working closely with the Breeze Holdings and The Bolden Group teams as we execute our strategic objectives, scale our business to new heights and create value for our customers and, once we are public, our shareholders.”

“As we take this important next step in D-Orbit’s growth journey, we are encouraged by the strong momentum we are seeing across the business, as evidenced by our recently launched fourth mission leveraging our proven ION Satellite Carrier,” said Dr. Renato Panesi, CCO of D-Orbit. “We are executing clear growth strategies and are seeing strong bookings across our 2022 missions. As we chart the course for D-Orbit’s next phase, we remain focused on expanding our services and capabilities for our customers and enhancing value for all D-Orbit stakeholders.”

“This is an exciting day for Breeze and our shareholders, and we could not be more pleased to announce the signing of our business combination agreement with D-Orbit, a company that is providing the infrastructure for the new space economy,” said J. Douglas Ramsey, Ph.D., Chairman and CEO of Breeze Holdings. “We evaluated a number of potential companies to merge with and determined that D-Orbit checked all the boxes. It has unrivaled satellite deployment technology and is positioned at the forefront of a new category in space infrastructure that is poised to serve industries we know well, including oil and gas, and enabling products and services for the future. We believe D-Orbit has strong growth potential in a compelling market and are excited about how its technology will support a sustainable future for space infrastructure. We look forward to partnering with Luca and the D-Orbit team, as well as The Bolden Group, to support the execution of the Company’s strategic priorities and deliver shareholder value.”

“At The Charles F. Bolden Group, we are committed to cultivating and transforming leadership for the new space economy, and D-Orbit is the prototype leader for the future. Their emerging technologies and solutions align with our vision for the global advancement of science and security,” said A. Ché Bolden, President and CEO of The Bolden Group. “With its proven space transportation offering, in-orbit services, B-Corp certification and differentiated in-house technologies, D-Orbit can play a key role in facilitating satellite deployment today and capturing opportunities in the future as demand increases for in-orbit services. We look forward to working closely with Luca and the D-Orbit team to take this business to astronomical levels of growth.”

Positioned to Drive Growth and Value Creation

●	Capturing Growth Opportunities as the Space Economy Evolves: With its innovative technologies and proven products and services, D-Orbit is positioned to be a leader in the rapidly growing space industry today and in the future.

o	Near-term: Growing in an expanding market: delivering last-mile delivery solutions for satellites and advanced infrastructure services. The space economy has enormous potential with the market expected to grow to $1.4 trillion[1] by 2030 with more than 65,000 satellites planned to be launched over the next ten years. These satellites are being used to enable multiple growing sectors on Earth, including telecommunications expansion; climate change observation; agricultural enhancement; autonomous oil and gas exploration and monitoring; forest management; and autonomous driving. With D-Orbit’s proven ION Satellite Carrier, the Company is slated to become a leading provider of last-mile delivery solutions and advanced infrastructure services for the rapidly growing new space economy.

[1]	Source: “The Commercial Space Race: Some things change, others stay the same”, Bank of America, 2020.

o	Mid-term: Well-positioned for the space economy’s next evolution, in-orbit services. With its existing technology, the scalability of the ION platform and advanced robotics, D-Orbit is also positioned to capture future opportunities in the expected next phase of the space economy, in-orbit services. The exponentially growing amount of satellite constellations and space debris is creating demand for D-Orbit’s transportation, maintenance, active debris removal and end-of-life disposal services capabilities. With our technological advantages and strong commercial relationships, D-Orbit believes it is well positioned to become a commercial leader in the in-orbit servicing space.

o	Long-term: Potential for broad applications in the space economy. D-Orbit’s ION technology and satellite platform provides a first-mover advantage for potential new markets and applications in space. These include orbital recycling technology that can create savings by recycling material already launched into orbit, as well as microgravity-enabled manufacturing processes that can enable the production of lighter and bigger structures. Additionally, the extended capabilities of D-Orbit’s fleet of cargo and servicing spacecraft have the potential to enable new transportation and logistics infrastructure, which will be essential for long-term sustainable space businesses practices and human settlement of space.

●	Proven Business Model with a Track Record of Successful Missions: To date, D-Orbit has launched six missions, including four leveraging its ION Satellite Carrier over the last 15 months. The Company has two additional missions planned in the first half of 2022.

●	Strong Financial Outlook: The Company’s customer base is diverse across space segments and geographies, with a substantial mission backlog of $21.5 million (€19 million), $167 million (€147 million) of contracts in negotiation and a $1.2 billion (€1.1 billion) pipeline. D-Orbit generated 2021 revenues of approximately $3.4 million (€3 million). It anticipates achieving free cash flow profitability and expects revenues of approximately $453 million (€399 million) in 2024.

Transaction Overview

Under the terms of the business combination agreement with Breeze Holdings, D-Orbit S.A., a newly formed joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”), will become the parent company of both D-Orbit and Breeze Holdings and will issue ordinary shares to the shareholders of D-Orbit and Breeze Holdings. Upon closing, Holdco’s common stock is expected to trade on the Nasdaq Capital Market under the ticker symbol DOBT.

The transaction has been unanimously approved by the Boards of Directors of both D-Orbit and Breeze Holdings. It is expected to close in the second or third quarter of 2022, subject to the satisfaction of customary closing conditions, including certain governmental approvals and the approval of the shareholders of Breeze Holdings and the contribution of the D-Orbit shares by the D-Orbit shareholders.

The transaction is expected to deliver up to $185 million (€163 million) in cash at closing, which includes a $29 million (€25 million) binding convertible debt financing provided by ATW Partners. Additional information may be found in the Current Report on Form 8-K that was filed by Breeze Holdings today with the U.S. Securities and Exchange Commission.

D-Orbit intends to use the proceeds from the transaction to accelerate investments in its ION Satellite Carrier, Advanced Services and space cloud infrastructure capabilities and In-Orbit Servicing (IOS) solutions, build out its bench of talent to support the development of new technologies and drive expansion into new space segments.

Advisors

J.P. Morgan Securities PLC is acting as financial advisor to D-Orbit. K&L Gates LLP is acting as legal advisor to D-Orbit in the U.S. and Italy, and Arendt & Medernach SA is acting as legal advisor to Holdco in Luxembourg. I-Bankers Securities, Inc. is acting as financial advisor to Breeze Holdings and acted as lead placement agent on the PIPE. Woolery & Co. PLLC and Schiff Hardin LLP are acting as legal advisors to Breeze Holdings.

Conference Call Information

D-Orbit and Breeze Holdings will host a joint investor conference call to discuss the transaction on January 27, 2022 at 8:00 AM ET. The conference call can be accessed by dialing (844) 200-6205 within the U.S. and (929) 526-1599 for all other locations and entering the passcode 462599.

A webcast of the conference call and associated presentation materials will be accessible on D-Orbit’s investor relations page at www.dorbit.space/investors-relations. A replay will be available after completion of the conference call and can be accessed on the investor relations page.

About D-Orbit

D-Orbit is a market leader in the space logistics and transportation services industry with a track record of space-proven technologies and successful missions.

Founded in 2011, before the dawn of the New Space economy, D-Orbit is one of the first companies addressing the logistics needs of the space industry, including delivering an innovative space debris solution to market. ION Satellite Carrier, for example, is a space vehicle that can transport satellites in-orbit and release them individually into distinct orbital slots, significantly reducing the time from launch to operations and the launch costs of an entire satellite constellation. ION can also accommodate multiple third-party payloads like innovative technologies developed by startups, experiments from research entities and instruments from traditional space companies requiring a test in-orbit.

The Company successfully delivered more than 70 payloads into space while developing advanced products and services for the needs of tomorrow.

D-Orbit is a space logistics and transportation infrastructure pioneer with offices in Italy, Portugal, UK, and the US; its commitment to pursuing business models that are profitable, friendly for the environment, and socially beneficial, led to D-Orbit becoming the first certified B-Corp space company in the world.

About Breeze Holdings Acquisition Corp.

Breeze Holdings is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combinations with one or more businesses or entities.

About The Charles F. Bolden Group

The Charles F. Bolden Group is a consortium of accomplished leaders and problem solvers with extensive experience leading complex organizations in challenging environments. The organization was founded in 2017 by Charles F. Bolden Jr., retired astronaut, Marine Corps Major General and the 12th Administrator of NASA (2009 – 2017), to foster leadership for the global advancement of science and security in the areas of Space/Aerospace Exploration; National Security; Science, Technology, Engineering, and Math + Art and Design (STEM+AD) Education, and Health Initiatives.

Additional Information and Where to Find It

This press release relates to a proposed business combination transaction among Breeze Holdings, D-Orbit and Holdco pursuant to which Holdco will become the parent company of Breeze Holdings and D-Orbit upon the closing of the transactions. In connection with the proposed transaction, Holdco intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that will include a proxy statement of Breeze Holdings and that also will constitute a prospectus of Holdco with respect to the ordinary shares of Holdco to be issued in the proposed transaction (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be delivered to Breeze Holdings’ and D-Orbit’s stockholders. Each of Holdco and Breeze Holdings may also file other relevant documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF BREEZE HOLDINGS AND D-ORBIT ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement/prospectus (if and when available) and other documents that are filed or will be filed with the SEC by Breeze Holdings or Holdco through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Breeze Holdings or Holdco will be available free of charge at Breeze Holdings Acquisition Corp., 955 W. John Carpenter Fwy., Suite 100-929, Irving, TX 75039, attention: J. Douglas Ramsey.

Participants in the Solicitation

Breeze Holdings and its directors and executive officers are participants in the solicitation of proxies from the stockholders of Breeze Holdings in respect of the proposed transaction. Information about Breeze Holdings’ directors and executive officers and their ownership of Breeze Holdings common stock is set forth in Breeze Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding the anticipated benefits of the proposed transaction and the combined company becoming a publicly listed company, the anticipated impact of the proposed transaction on the combined companies’ business and future financial and operating results, the anticipated timing of closing of the proposed transaction, the anticipated growth of the space economy, the success and customer acceptance of D-Orbit’s product and service offerings, and other aspects of D-Orbit’s operations or operating results. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding the combined company’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to complete the proposed transaction within the time frame anticipated or at all; (ii) the failure to realize the anticipated benefits of the proposed transaction or those benefits taking longer than anticipated to be realized; (iii) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Breeze Holdings’ securities; (iv) the risk that the transaction may not be completed by Breeze Holdings’ business combination deadline and the potential failure to obtain further extensions of the business combination deadline if sought by Breeze Holdings; (v) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the stockholders of Breeze Holdings, the consummation of the exchange by the D-Orbit stockholders, the satisfaction of the minimum cash amount following redemptions by the public stockholders of Breeze Holdings and the receipt of any governmental and regulatory approvals; (vi) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (viii) the impact of COVID-19 on D-Orbit’s business and/or the ability of the parties to complete the proposed transaction; (ix) the effect of the announcement or pendency of the transaction on D-Orbit’s business relationships, performance, and business generally; (x) risks that the proposed transaction disrupts current plans and operations of D-Orbit and potential difficulties in D-Orbit employee retention as a result of the proposed transaction; (xi) the outcome of any legal proceedings that may be instituted against D-Orbit or Breeze Holdings related to the business combination agreement or the proposed transaction; (xii) the ability to obtain and maintain the listing of Holdco’s securities and the ability to maintain Breeze Holdings’ securities, in each case on the NASDAQ Stock Market; (xiii) potential volatility in the price of Breeze Holdings’ and Holdco’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which D-Orbit operates, variations in performance across competitors, changes in laws and regulations affecting D-Orbit’s business and changes in the combined company’s capital structure; (xiv) the ability to implement business plans, identify and realize additional opportunities and achieve forecasts and other expectations after the completion of the proposed transaction; (xv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which D-Orbit operates; (xvi) the inability of D-Orbit and its current and future collaborators to successfully develop and commercialize D-Orbit’s services in the expected time frame or at all; (xvii) the risk that the post-combination company may never achieve or sustain profitability; (xviii) Holdco’s potential need to raise additional capital to execute its business plan, which capital may not be available on acceptable terms or at all; (xix) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xx) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; (xxi) the risk that orders that have been placed by customers for launches with D-Orbit are cancelled or modified; (xxii) that the material weaknesses in D-Orbit’s internal control over financial reporting, if not corrected, could adversely affect the reliability of D-Orbit’s financial reporting; (xxiii) the risk of regulatory lawsuits or proceedings relating to D-Orbit’s services; (xxiv) the risk that D-Orbit is unable to secure or protect its intellectual property; and (xxv) the risk factors as set forth in the D-Orbit Investor Presentation, dated January 2022. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those described in Breeze Holdings’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed or to be filed with the SEC by Breeze Holdings or Holdco from time to time. The forward-looking statements included in this press release are made only as of the date hereof.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement/prospectus or any other document that Holdco or Breeze Holdings may file with the SEC or send to Breeze Holdings’ or D-Orbit’s stockholders in connection with the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

Patrizia Tammaro Silva - Investor Relations

patrizia.tammaro@dorbit.space

+39 335 7959 913

Caterina Cazzola – Head of Communications

caterina.cazzola@dorbit.space

+39 340 2840 792

Aaron Palash / Allison Sobel / Aiden Woglom

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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